                                                                    EXHIBIT 10.1

                               INDEMNITY AGREEMENT

         THIS INDEMNITY AGREEMENT (this "Agreement"), made and entered into as of this ___ day of May, 2002, by and between NOBLE CORPORATION, a Cayman Islands exempted company limited by shares (the "Company"), and ______________ ("Indemnitee"), who is currently serving the Company in the capacity of a director and/or officer thereof;

                                   WITNESSETH:

         WHEREAS, Noble Drilling Corporation, a Delaware corporation and an indirect, wholly owned subsidiary of the Company ("Noble-Delaware"), and Indemnitee have previously entered into an Indemnity Agreement dated as of ______________ (the "Original Indemnity Agreement"); and

         WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of March 11, 2002 (the "Merger Agreement"), among the Company, Noble-Delaware, Noble Holding (U.S.) Corporation, a Delaware corporation, and Noble Cayman Acquisition Corporation, a Delaware corporation ("Merger Sub"), Noble-Delaware became an indirect, wholly owned subsidiary of the Company by way of the merger of Merger Sub with and into Noble-Delaware, and the exchange of all of the outstanding capital stock of Noble-Delaware for capital stock of the Company (the "Merger"); and

         WHEREAS, in accordance with the Merger Agreement, at the Effective Time of the Merger, the officers and directors of Noble-Delaware, including Indemnitee, became the officers and directors of the Company; and

         WHEREAS, the parties desire to enter into this Agreement in order to provide Indemnitee the same protections and indemnification provided to Indemnitee under the Original Indemnity Agreement; and

         WHEREAS, the Company and Indemnitee recognize that the interpretation of ambiguous statutes, regulations and court opinions, and of the Memorandum of Association and Articles of Association of the Company, and the vagaries of public policy, are too uncertain to provide the directors and officers of the Company with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties in good faith for the Company; and

         WHEREAS, the Company and Indemnitee are aware that highly experienced and capable persons are often reluctant to serve as directors or officers of a company unless they are protected to the fullest extent permitted by law by comprehensive insurance or indemnification, especially since the legal risks and potential liabilities, and the very threat thereof, associated with lawsuits filed against the officers and directors of a company, and the resultant substantial time, expense, harassment, ridicule, abuse and anxiety spent and endured in defending against such lawsuits, whether or not meritorious, bear no reasonable or logical relationship to the amount of compensation received by the directors or officers from the company; and

         WHEREAS, Articles 112 through 121 of the Articles of Association of the Company (the "Indemnification Articles") set forth certain provisions relating to the mandatory and permissive indemnification of, and advancement of expenses to, officers and directors (among others) of the Company by the Company; and

         WHEREAS, Article 117 of the Articles of Association of the Company provides that the Indemnification Articles are specifically not exclusive of other rights to which those indemnified under the Indemnification Articles may be entitled under any agreement, vote of Members or disinterested directors or otherwise, and, thus, does not limit the extent to which the Company may indemnify persons serving as its officers and directors (among others); and

         WHEREAS, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and Indemnitee in lieu thereof, the board of directors of the Company has determined that this Agreement is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company and its Members; and

         WHEREAS, the Company desires to have Indemnitee serve or continue to serve as an officer and/or director of the Company, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of his acting in good faith in the performance of his duty to the Company; and Indemnitee desires to serve, or to continue to serve (provided that he is furnished the indemnity provided for hereinafter), in either or both of such capacities;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee, intending to be legally bound, do hereby agree as follows:

         1. AGREEMENT TO SERVE. Indemnitee agrees to serve or continue to serve as a director and/or officer of the Company, at the will of the Company or under separate contract, if such exists, for so long as Indemnitee is duly elected or appointed and qualified in accordance with the provisions of the Articles of Association of the Company or until such time as Indemnitee tenders his resignation in writing.

         2. DEFINITIONS. As used in this Agreement:

                  (a) The term "Proceeding" shall mean any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding, except one initiated by Indemnitee to enforce his rights under this Agreement.

                  (b) The term "Expenses" includes, without limitation, all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

                  (c) References to "other enterprise" shall include employee benefit plans; references to "fines" shall include any (i) excise taxes assessed with respect to any employee benefit plan and (ii) penalties; references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acts in good faith and in a manner he reasonably believes to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

         3. INDEMNITY IN THIRD PARTY PROCEEDINGS. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is a party to or is threatened to be made a party to or otherwise involved in any threatened, pending or completed Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such Proceeding, provided it is determined pursuant to Section 7 of this Agreement or by the court having jurisdiction in the matter, that Indemnitee acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

         4. INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify Indemnitee in accordance with the provisions of this
Section 4 if Indemnitee is a party to or is threatened to be made a party to or otherwise involved in any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense, settlement or other disposition of such Proceeding, but only if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall deem proper.

         5. INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 3 and/or 4 of this Agreement, or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

         6. ADVANCES OF EXPENSES. The Expenses incurred by Indemnitee pursuant to Sections 3 and/or 4 of this Agreement in connection with any Proceeding shall, at the written request of Indemnitee, be paid by the Company in advance of the final disposition of such Proceeding upon receipt by the Company of an undertaking by or on behalf of Indemnitee ("Indemnitee's Undertaking") to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. The request for advancement of Expenses by Indemnitee and the undertaking to repay of Indemnitee, which need not be secured, shall be substantially in the form of EXHIBIT A to this Agreement.

         7. RIGHT OF INDEMNITEE TO INDEMNIFICATION OR ADVANCEMENT OF EXPENSES UPON APPLICATION; PROCEDURE UPON APPLICATION.

                  (a) Any indemnification under Sections 3 and/or 4 of this Agreement shall be made no later than 45 days after receipt by the Company of the written request of Indemnitee, unless a determination is made within said 45-day period by (i) a majority vote of the directors of the Company who are not parties to the involved Proceeding, even though less than a quorum, or (ii) independent legal counsel in a written opinion (which counsel shall be appointed if there are no such directors or if such directors so direct), that Indemnitee has not met the applicable standards for indemnification set forth in Section 3 or 4, as the case may be.

                  (b) Any advancement of Expenses under Section 6 of this Agreement shall be made no later than 10 days after receipt by the Company of Indemnitee's Undertaking.

                  (c) In any action to establish or enforce the right of indemnification or to receive advancement of Expenses as provided in this Agreement, the burden of proving that indemnification or advancement of Expenses is not appropriate shall be on the Company. Neither the failure of the Company (including its board of directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification or advancement of Expenses is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its board of directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Expenses incurred by Indemnitee in connection with successfully establishing or enforcing his right of indemnification or to receive advancement of Expenses, in whole or in part, under this Agreement shall also be indemnified by the Company.

         8. INDEMNIFICATION AND ADVANCEMENT OF EXPENSES UNDER THIS AGREEMENT NOT EXCLUSIVE. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles of Association of the Company, any other agreement, any vote of Members or disinterested directors of the Company, the Cayman Islands Companies Law (2001 Second Revision), or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         9. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification or to receive advancement by the Company for some or a portion of the Expenses, judgments, fines or amounts paid in settlement actually and reasonably incurred by Indemnitee in the investigation, defense, appeal, settlement or other disposition of any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

         10. RIGHTS CONTINUED. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a director or officer of the Company and shall inure to the benefit of Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         11. NO CONSTRUCTION AS AN EMPLOYMENT AGREEMENT OR ANY OTHER COMMITMENT. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries, if Indemnitee currently serves as an officer of the Company, or to be renominated as a director of the Company, if Indemnitee currently serves as a director of the Company.

         12. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director or officer of the Company under such policy or policies.

         13. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable under this Agreement if, and to the extent that, Indemnitee has otherwise actually received such payment under any contract, agreement or insurance policy, the Articles of Association of the Company, or otherwise.

         14. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including without limitation the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

         15. EXCEPTIONS. Notwithstanding any other provision in this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement, to indemnify or advance Expenses to Indemnitee with respect to any Proceeding, or any claim therein, (i) brought or made by Indemnitee against the Company, or
(ii) in which final judgment is rendered against Indemnitee for an accounting of profits made from the purchase and sale or the sale and purchase by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended, or similar provisions of any national, state, provincial or local statute.

         16. NOTICES. Any notice or other communication required or permitted to be given or made to the Company or Indemnitee pursuant to this Agreement shall be given or made in writing by depositing the same in the Cayman Islands or United States mail, with postage thereon prepaid, addressed to the person to whom such notice or communication is directed at the address of such person on the records of the Company, and such notice or communication shall be deemed given or made at the time when the same shall be so deposited in the Cayman Islands or United States mail. Any such notice or communication to the Company shall be addressed to the Secretary of the Company.

         17. CONTRACTUAL RIGHTS. The right to be indemnified or to receive advancement of Expenses under this Agreement (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the date of this Agreement and (iii) shall continue after any rescission or restrictive modification of this Agreement as to events occurring prior thereto.

         18. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

         19. SUCCESSORS; BINDING AGREEMENT. The Company shall require any successor to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, amalgamation, consolidation or otherwise), by agreement in form and substance reasonably satisfactory to Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 19 or which otherwise becomes bound by the terms and provisions of this Agreement by operation of law.

         20. COUNTERPARTS, MODIFICATION, HEADINGS, GENDER.

                  (a) This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

                  (b) No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Indemnitee and an appropriate officer of the Company. No waiver by any party at any time of any breach by any other party of, or compliance with, any condition or provision of this Agreement to be performed by any other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

                  (c) Section headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any provision set forth herein.

                  (d) Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         21. ASSIGNABILITY. This Agreement shall not be assignable by either party without the consent of the other.

         22. EXCLUSIVE JURISDICTION; GOVERNING LAW. The Company and Indemnitee agree that all disputes in any way relating to or arising under this Agreement, including, without limitation, any action for advancement of Expenses or indemnification, shall be litigated, if at all, exclusively in the courts of the Cayman Islands, and, if necessary, the corresponding appellate courts. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Cayman Islands applicable to contracts made and to be performed in such jurisdiction without giving effect to the principles of conflicts of laws. The Company and Indemnitee expressly submit themselves to the personal jurisdiction of the Cayman Islands for the purposes of resolving any dispute relating to or arising under this Agreement.

         23. TERMINATION.

                  (a) This Agreement shall terminate upon the mutual agreement of the parties that this Agreement shall terminate or upon the death of Indemnitee or the resignation, retirement, removal or replacement of Indemnitee from all of his positions as a director and/or officer of the Company and any of its subsidiaries.

                  (b) The termination of this Agreement shall not terminate:

                           (i) the Company's liability for claims or actions
against Indemnitee arising out of or related to acts, omissions, occurrences, facts or circumstances occurring or alleged to have occurred prior to such termination; or

                           (ii) the applicability of the terms and conditions of
this Agreement to such claims or actions.



       [Balance of page left intentionally blank; signature page follows.]

         IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the date and year first above written.


                                                    NOBLE CORPORATION



                                                    By:  [AUTHORIZED SIGNATOR]
                                                        ------------------------
                                                    Name:
                                                          ----------------------
                                                    Title:
                                                           ---------------------


                                                    INDEMNITEE



                                                    ----------------------------

                                                                       EXHIBIT A

                            INDEMNITEE'S UNDERTAKING

__________, 20__


Noble Corporation
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478

RE: INDEMNITY AGREEMENT

Gentlemen:

         Reference is made to the Indemnity Agreement dated as of May __, 2002 by and between Noble Corporation (the "Company") and the undersigned Indemnitee, and particularly to Section 6 thereof relating to advance payment by the Company of certain Expenses incurred by the undersigned Indemnitee. Capitalized terms used and not otherwise defined in this Indemnitee's Undertaking shall have the respective meanings ascribed to such terms in the Agreement.

         The undersigned Indemnitee has incurred Expenses pursuant to Section 3 and/or 4 of the Agreement in connection with a Proceeding. The types and amounts of Expenses are itemized on Attachment I to this Indemnitee's Undertaking. The undersigned Indemnitee hereby requests that the total amount of these Expenses (the "Advanced Amount") be paid by the Company in advance of the final disposition of such Proceeding in accordance with the Agreement.

         The undersigned Indemnitee hereby agrees to repay the Advanced Amount to the Company to the extent that it is ultimately determined that the undersigned Indemnitee is not entitled to be indemnified by the Company. This agreement of Indemnitee to repay shall be unsecured.


                                              ----------------------------------
                                              Very truly yours,



                                              ----------------------------------
                                              Signature



                                              ----------------------------------
                                              Name of Indemnitee (Type or Print)

                                 ATTACHMENT I TO
                            INDEMNITEE'S UNDERTAKING


                                 ITEMIZATION OF
                          TYPES AND AMOUNTS OF EXPENSES


         Attached hereto are receipts, statements or invoices for the following qualifying Expenses which Indemnitee represents have been incurred by Indemnitee in connection with a Proceeding:



                  TYPE                                  AMOUNT
                  ----                                  ------

1.

                                                        ------
                  Total Advanced Amount
                                                        ------


                                      A-2